Exhibit 99.1

Bloom Energy Corporation Prices Upsized $550.0 Million Green Convertible Senior Notes Offering

SAN JOSE, Calif.—May 11, 2023—Bloom Energy Corporation (NYSE: BE) today announced the pricing of its offering of $550.0 million aggregate principal amount of 3.00% green convertible senior notes due 2028 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500.0 million aggregate principal amount of notes. The issuance and sale of the notes is scheduled to settle on May 16, 2023, subject to customary closing conditions. Bloom Energy also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $82.5 million principal amount of notes.

The notes will be senior, unsecured obligations of Bloom Energy and will accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2023. The notes will mature on June 1, 2028, unless earlier repurchased, redeemed or converted. Before March 1, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after March 1, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Bloom Energy will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Bloom Energy’s election. The initial conversion rate is 53.0427 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $18.85 per share of Class A common stock. The initial conversion price represents a premium of approximately 42.5% over the last reported sale price of $13.23 per share of Bloom Energy’s Class A common stock on May 11, 2023. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, Bloom Energy will, in certain circumstances, increase the conversion rate for a specified time for holders who convert their notes in connection with that make-whole fundamental change.

The notes will be redeemable, in whole or in part (subject to certain limitations on partial redemptions), for cash at Bloom Energy’s option at any time, and from time to time, on or after June 5, 2026 and on or before the 46th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Bloom Energy’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If Bloom Energy calls any or all notes for redemption, holders of notes called for redemption may convert their notes during the related redemption conversion period, and any such conversion will also constitute a “make-whole fundamental change” with respect to the notes so converted.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Bloom Energy to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Bloom Energy estimates that the net proceeds from the offering of the notes will be approximately $535.5 million (or approximately $615.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Bloom Energy intends to use approximately $47.4 million of the net proceeds from the offering of the notes to fund the cost of entering into the capped call transactions described below. Bloom Energy also intends to use a portion of the net proceeds from the offering of the notes to redeem all of the $57,645,000 outstanding principal amount of its 10.25% Senior Secured Notes due 2027, at a redemption price equal to 104% of the principal amount redeemed plus accrued and unpaid interest. Bloom Energy intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including research and development and sales and marketing activities, general and administrative matters and capital expenditures, all related to projects that meet the “Eligibility Criteria” as described below. If the initial purchasers exercise their option to purchase additional notes, then Bloom Energy intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below, and the remainder, if any, for the purposes described above. Bloom Energy intends to allocate an amount equal to the net proceeds from the sale of the notes to refinance or finance, in whole or in part, new or on-going projects that meet the “Eligibility Criteria” as defined in the offering disclosure relating to the offering of the notes.

In connection with the pricing of the notes, Bloom Energy entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Bloom Energy’s common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, Bloom Energy expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $26.46 per share of Bloom Energy’s Class A common stock, which represents a premium of 100% over the last reported sale price of Bloom Energy’s Class A common stock of $13.23 per share on May 11, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Bloom Energy’s common stock upon any conversion of the notes and/or at Bloom Energy’s election (subject to certain conditions) offset any potential cash payments Bloom Energy is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of Bloom Energy’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments. If, however, the market price per share of Bloom Energy’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Bloom Energy’s common stock and/or purchase shares of Bloom Energy’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Bloom Energy’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Bloom Energy’s common stock and/or purchasing or selling Bloom Energy’s common stock or selling Bloom Energy’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during the relevant valuation period under the capped call transactions and (y) are likely to do so following any early conversion or repurchase of notes by Bloom Energy, if Bloom Energy elects to unwind a corresponding portion of the capped call transactions in connection with such early conversion or repurchase). This activity could also cause or avoid an increase or decrease in the market price of Bloom Energy’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Class A common stock and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to purchase or notice of redemption with respect to the 10.25% Senior Secured Notes due 2027, and Bloom Energy reserves the right to elect not to proceed with the redemption.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Bloom

Energy’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Bloom Energy’s business, including those described in periodic reports that Bloom Energy files from time to time with the Securities Exchange Commission. Bloom Energy may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Bloom Energy does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Media Contact: Tom Flannigan, press@bloomenergy.com

Investor Relations: Ed Vallejo, 267.370.9717, Edward.Vallejo@bloomenergy.com